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                                                                    EXHIBIT 1(c)

                             ARTICLES OF AMENDMENT
                         SHORT-TERM INVESTMENTS COMPANY
               (changing its name to Short-Term Investments Co.)


     Short-Term Investments Company, a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by deleting Article SECOND and inserting in lieu thereof the following:

            SECOND: NAME. The name of the corporation (hereinafter called the "Corporation") is Short-Term Investments Co.

     SECOND: The charter of the corporation is further amended by deleting Article FIFTH (a) and inserting in lieu thereof the following:

            FIFTH: Capitalization. (a) The total number of shares of common stock which the Corporation shall have the authority to issue is 30,000,000,000 shares, of which 10,000,000,000 shares are classified as Liquid Assets Portfolio shares, 3,000,000,000 shares are classified as Prime Portfolio - Personal Investment Class shares, 3,000,000,000 shares are classified as Prime Portfolio - Private Investment Class shares, 10,000,000,000 shares are classified as Prime Portfolio - Institutional Class shares, 3,000,000,000 shares are classified as Prime Portfolio - Cash Management Class shares, and the balance of which are unclassified.*


     THIRD: The foregoing amendments to the charter were advised by the Board of Directors and approved by the sole stockholder.

     The undersigned, President, acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with respect to authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

* The par value of common stock is $.001, and the aggregate par value of all authorized shares of common stock is $30,000,000. Unissued shares of common stock may be classified and reclassified by the Board of Directors in the manner permitted by the Maryland General Corporation Law.


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     IN WITNESS WHEREOF, Short-Term Investments Company has caused these
Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on October 14, 1993.



                                    SHORT-TERM INVESTMENTS COMPANY


                                    By:  /s/ Charles T. Bauer
                                         ---------------------
                                         President



WITNESS:


/s/ Carol F. Relihan
--------------------
Assistant Secretary

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